Exhibit 99.2

Broadbean Business

Unaudited Combined Condensed Financial Statements

As of and for the three months ended March 31, 2023

Broadbean Business

Unaudited Combined Financial Statements
As of and for the three months ended March 31, 2023

Index to the Unaudited Combined Condensed Financial Statements

Page

Combined Balance Sheet (Unaudited)………………………….......................................................................................	3
Combined Statement of Operations (Unaudited)…………………………………….......................................................	4
Combined Statement of Comprehensive Income (Unaudited)………...............................................................................	5
Combined Statement of Changes in Equity (Unaudited)…………..…………………………………………………….	6
Combined Statement of Cash Flows (Unaudited)…………...………..………………………………………………….	7
Notes to the Combined Financial Statements (Unaudited)…………………………...…………………………………..	8

Broadbean Business

Combined Balance Sheet (Unaudited)

(in thousands)

March 31,
2023
Assets
Current assets:
Cash and cash equivalents	$5,753
Accounts receivable, net of allowances of $194	9,890
Prepaid expenses	1,796
Other current assets	53
Total current assets	17,492
Non-current assets:
Property and equipment, net	4,268
Operating lease right-of-use assets	1,062
Goodwill	7,100
Intangible assets, net of accumulated amortization	962
Other non-current assets	177
Total assets	$31,061

Liabilities and parents’ equity
Current liabilities:
Accounts payable	$1,257
Accrued expenses and other current liabilities	3,089
Accrued compensation-related expenses	587
Deferred revenue	10,484
Operating lease liabilities, current portion	507
Total current liabilities	15,924
Non-current liabilities:
Deferred income taxes	692
Non-current operating lease liabilities	577
Total liabilities	17,193

Parents’ equity
Net parent investment	15,792
Accumulated other comprehensive loss	(1,924)
Total parents’ equity	13,868
Total liabilities and parents’ equity	$31,061

The accompanying notes are an integral part of these combined condensed financial statements.

Broadbean Business

Combined Statement of Operations (Unaudited)

(in thousands)

Three Months Ended March 31,
2023

Revenue	$8,296
Operating expenses:
Cost of revenue	1,636
Sales and marketing	3,896
Product development	448
General and administrative	1,375
Depreciation and amortization	1,303
Total operating expenses	8,658
Loss from operations	(362)
Other expense, net	(309)
Loss before income taxes	(671)
Income tax benefit	159
Net loss	$(512)

The accompanying notes are an integral part of these combined condensed financial statements.

Broadbean Business

Combined Statement of Comprehensive Income (Unaudited)

(in thousands)

Three Months Ended March 31,
2023
Net loss	$(512)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	451
Comprehensive income	$(61)

The accompanying notes are an integral part of these combined condensed financial statements.

Broadbean Business

Combined Statement of Changes in Equity (Unaudited)

(in thousands)

	Net parent investment	Accumulated other comprehensive income (loss)	Total parents’ equity
Balance, December 31, 2022	$17,630	$(2,375)	$15,255
Net loss	(512)	-	(512)
Foreign currency translation adjustment	-	451	451
Net transfers to parent	(1,326)	-	(1,326)
Balance, March 31, 2023	$15,792	$(1,924)	$13,868

The accompanying notes are an integral part of these combined condensed financial statements.

Broadbean Business

Combined Statement of Cash Flows (Unaudited)

(in thousands)

Three Months Ended March 31,
2023
Operating activities
Net loss	$(512)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,303
Non-cash operating lease expense	162
Deferred income taxes	(87)
Provisions for doubtful accounts	16
Change in operating assets and liabilities:
Accounts receivable	430
Prepaid expenses	1,648
Other current assets	(3)
Accounts payable	654
Accrued compensation related expenses	(5)
Accrued expenses and other current liabilities	(817)
Operating lease liabilities	(179)
Deferred revenue	930
Other non-current liabilities	(237)
Net cash provided by operating activities	3,303
Investing activities
Purchases of property and equipment	(689)
Net cash used in investing activities	(689)
Financing activities
Net transfers to parent	(960)
Net cash used in financing activities	(960)
Effect of exchange rate fluctuation on cash	43
Net increase in cash and cash equivalents	1,697
Cash and cash equivalents at beginning of period	4,056
Cash and cash equivalents at end of period	$5,753

Supplemental Cash Flow Information
Income taxes received	$1,713

The accompanying notes are an integral part of these combined condensed financial statements.

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited)

As of and for the three months ended March 31, 2023

(in thousands)

Note 1. Description of Business

CareerBuilder, LLC (“CareerBuilder” or the “Parent”), a Delaware limited liability company, sold its Broadbean business (“Broadbean” or the “Company” unless otherwise specified) on June 13, 2023. Broadbean is a carve-out business of CareerBuilder that develops and deploys turnkey talent acquisition software and applications for its customers, integrated into applicant tracking software platforms, and offers advertisement distribution and response management services. Broadbean is headquartered in the United Kingdom and was acquired by CareerBuilder in 2014. The Company operates in Europe, Australia, India and North America.

Note 2. Basis of Presentation, Principles of Combination and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Combination

Throughout the period included in these combined condensed financial statements, the Company operated as part of CareerBuilder. Separate financial statements have not historically been prepared for the Company. These combined condensed financial statements were prepared on a stand-alone basis derived from the historical accounting records of CareerBuilder as if the Company’s operations had been conducted independently of CareerBuilder for the period presented. These combined condensed financial statements as of and for the three months ended March 31, 2023, and the notes thereto (“Combined Financial Statements”) are presented as carve-out financial statements and reflect the combined historical results of operations, comprehensive income, balance sheet and cash flows of the Company, in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).

These Combined Financial Statements include the historical operations of the Company and may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows. All intercompany balances and transactions within the Company have been eliminated in these Combined Financial Statements. As described in Note 8, certain transactions between the Company and CareerBuilder have been included in these Combined Financial Statements. These transactions do not traditionally settle on a regular basis and are reflected as equity in the Combined Financial Statements.

The Combined Balance Sheet reflects among other things, all of the assets and liabilities that are specifically identifiable as being directly attributable to the Company, including net parent investment as a component of equity. Net parent investment represents CareerBuilder’s historical investment in the Company and includes accumulated net income and the net effect of transactions with CareerBuilder.

CareerBuilder uses a centralized approach to cash management and financing of its operations. These arrangements are not reflective of the manner in which the Company would have financed its operations had it been a stand-alone business separate from CareerBuilder during the periods presented. Intercompany arrangements, cash pooling, and related interest absent of cash settlement are excluded from the asset and liability balances in the Combined Balance Sheet. These amounts have instead been reported as Net parent investment as a component of equity.

CareerBuilder and its affiliates provide a variety of services to the Company. The Combined Statement of Operations include expenses directly billed or allocated for services and certain support functions (“CareerBuilder Corporate Overhead”) that are provided on a centralized basis within CareerBuilder such as legal, business development, insurance, human resources, corporate functions, treasury, and various other CareerBuilder functions as further discussed in Note 8. Retirement and incentive plans were included within the Combined Financial Statements based on either specific identification of direct expenses or an allocation using an approach related to the nature of the item.

Where allocations of CareerBuilder Corporate Overhead amounts were necessary, management believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the Company and consistently applied in the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred had the Company operated as a separate stand-alone entity during the periods presented.

The information included in these interim Combined Financial Statements and related notes should be read in conjunction with the information included in the Company’s Combined Financial Statements and notes thereto for the year ended December 31, 2022. Interim results for the three months ended March 31, 2023 are not necessarily indicative of the results the Company will have for the full year ending December 31, 2023. The accompanying Combined Financial Statements have been prepared on the same basis as the annual Combined Financial Statements and, in the opinion of management, reflect all adjustments, which are normal, recurring and necessary to fairly state the Company’s financial position, results of operations and cash flows.

Use of Estimates in Financial Reporting

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

Foreign Currency Translation

The Company’s results are translated from the local currency of each entity into the reporting currency of United States Dollar (“USD”) using average rates for profit and loss transactions and applicable spot rates for period-end balances. The effect of translating the local currency into the reporting currency is reported separately in Accumulated other comprehensive loss on the Combined Balance Sheet. Realized foreign currency translation gains and losses are the only item recorded within Other expense, net on the Combined Statement of Operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company extends credit to its customers on an unsecured basis in the normal course of business. The Company maintains reserves for credit losses, and such losses have historically been within management’s expectations. The Company evaluates the collectability of its accounts receivable based on the length of time the receivable is past due and the anticipated future write-off based on historical experience. Accounts receivable are written off when all reasonable collection efforts have been exhausted. There are no customers that individually represent more than 10% of the Company’s accounts receivable or more than 10% of revenues as of March 31, 2023. Bad debt expense recorded in the Combined Statement of Operations was $16 for the three months ended March 31, 2023, included within General and administrative expenses.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes market data or assumptions that it believes market participants would use in pricing the asset or liability, which would maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, including assumptions about risk and the risks inherent in the inputs to the valuation technique.

In evaluating the fair value measurement techniques for recording certain financial assets and liabilities, there is a three-level valuation hierarchy under which financial assets and liabilities are designated. The determination of the applicable level within the hierarchy of a particular financial asset or liability depends on the inputs used in valuation as of the measurement date. Valuations based on observable or market-based inputs for identical asset or liabilities (Level 1 measurement) are given the highest level of priority, whereas valuations based on unobservable or internally derived inputs (Level 3 measurement) are given the lowest level of priority. The three levels of the fair value hierarchy are defined as follows:

•
Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities
•
Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active
•
Level 3 – Unobservable inputs that reflect the reporting entity’s own assumptions

A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts for cash equivalents approximate fair value, which is the amount for which the instrument could be exchanged in a current transaction between willing parties.

The fair value of certain assets such as nonfinancial assets, primarily long-lived assets, goodwill, intangible assets, and certain other assets are recognized or disclosed in connection with impairment evaluations. The amounts assigned to intangible assets and goodwill are based on best estimate of the fair value. The Company used an independent valuation specialist to assist in determining the fair value of the identified intangible assets as of the Apollo Acquisition. The fair value of the significant identified intangible assets is generally estimated using a combination of an income approach using the discounted cash flow analysis and market approach using the guideline public company analysis.

The Company did not have any financial assets measured at fair value on a recurring basis as of March 31, 2023.

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

The carrying amounts of the Company’s remaining financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, approximate fair value because of their short-term nature and the relatively stable current interest rate environment.

As of March 31, 2023, no impairments were identified on those assets required to be measured at fair value on a non-recurring basis.

Geographic Information

Revenue is attributed to geographic regions based on locations where services are provided to the Company’s customers. Foreign countries outside of the United Kingdom, in aggregate, accounted for approximately 47% of the Company’s revenue for the three months ended March 31, 2023. In addition, as of March 31, 2023, property and equipment and operating lease ROU assets outside of the United Kingdom were approximately 7% of the Company’s total property and equipment and operating lease ROU assets.

Internal-Use Software and Product Development Cost

The Company capitalizes eligible costs associated with the development of its internal-use software in accordance with ASC 350-40, Internal-Use Software. Accordingly, the Company capitalizes costs incurred during the development phase including: (1) external direct costs of materials and services consumed in developing or obtaining the software, and (2) payroll and payroll-related costs for employees who are directly associated with the project. The Company expenses all costs as incurred that relate to the planning and post implementation phases of its software development cycle and costs associated with minor enhancements and maintenance. Expensed costs are included within Product development on the Combined Statement of Operations. During the period ended March 31, 2023, the Company capitalized $689 of software development costs. Capitalized costs are amortized using the straight-line method over three years. Amortization of internal-use software costs associated with the Company’s marketplace technology to provide services to its customers is recorded in cost of revenue. Amortization of internal-use software costs associated with internal databases, candidate insights, and reporting are recorded in research and development and general and administrative expenses in the Combined Statements of Operations. Amortization of these costs is allocated in the Combined Statements of Operations based on the nature of the underlying projects.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Adopted

The Company reviewed all recently issued accounting pronouncements and concluded they were either not applicable or not expected to have a material impact on the Company’s Combined Financial Statements.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the existing model for measuring the allowance for credit losses for financial assets measured at amortized cost (including accounts receivable) to a model that is based on the expected losses rather than incurred losses. Under the new credit loss model, lifetime expected credit losses on such financial assets are measured and recognized at each reporting date based on historical, current, and forecasted information. Subsequent to ASU 2016-13, the FASB issued various ASUs to provide supplemental guidance and clarification to ASU 2016-13 which must be adopted concurrently with the adoption of ASU 2016-13. These ASUs are cumulatively referred to as “Topic 326.” The Company adopted Topic 326 as of January 1, 2023, and the impact of the adoption was not material to the Combined Financial Statements as credit losses are not expected to be significant based on historical collection trends, the financial condition of payment partners, and external market factors.

Note 3. Revenue

Disaggregation of Revenue

The Company disaggregates revenue into three streams: Subscription, Media, and Implementation and customization. The following table presents the Company’s revenue streams:

Three Months Ended March 31,
2023

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

Subscription	$7,452
Media	513
Implementation and customization	331
Total revenue	$8,296

Contract Balances

Contract liabilities are recorded as deferred revenue when customer payments are received in advance of the Company meeting all the revenue recognition criteria under ASC 606. Deferred revenue includes prepaid subscription and revenue with performance obligations yet to be satisfied. Generally, the remaining performance obligations within the contracts will be satisfied within one to three years. However, the performance obligations are billed on an annual basis and thus, the Deferred revenue on the Combined Balance Sheet only reflects the performance obligation due within a year. The Company recognized $4,364 of revenue during the three months ended March 31, 2023, that was included in the Deferred revenue balance as of December 31, 2022. As of March 31, 2023, the Company had no contract assets.

Performance Obligations

No revenue was recognized during the three months ended March 31, 2023 from performance obligations satisfied in previous periods.

As of March 31, 2023, the Company had remaining performance obligations expected to be recognized in the future. Generally, any remaining performance obligations relate primarily to subscription services such as time-based job posting plans, upsell services, and resume database plans that will be invoiced in future periods, and exclude (i) contracts with an original expected term of one year or less and (ii) contracts for which the Company only recognizes revenue at the amount to which it has the right to invoice for services performed. The value related to performance obligations that are yet to be satisfied as of March 31, 2023 was $31,602, which includes $10,484 of Deferred revenue.

Note 4. Property and Equipment, net

Property and equipment, net consists of the following:

March 31,
2023
Computer software and hardware	$13,863
Furniture and equipment	407
Leasehold improvements	1,402
Less: Accumulated depreciation	(11,404)
Total property and equipment, net	$4,268

Depreciation expense of property and equipment was $595 for the three months ended March 31, 2023, including $542 of amortization of capitalized computer software development costs.

Unamortized capitalized computer software development costs were $3,886 for the three months ended March 31, 2023, and are included in Property and equipment, net.

Note 5. Goodwill and Intangible Assets

Goodwill was measured as the excess of consideration transferred and the net of fair value of the assets acquired and liabilities assumed as part of the purchase of CareerBuilder by Apollo Global Management (“Apollo”) in 2017 (“Apollo Acquisition”). The allocation of the purchase price to identifiable intangible assets is based on the fair values of such assets as of the acquisition dates. At the Apollo Acquisition date goodwill was allocated to the various businesses of the Parent including the Broadbean business.

The Company recorded goodwill of $7,548 as of that acquisition date. Goodwill recognized is primarily attributable to the acquisition of the Broadbean assembled workforce.

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

The following table summarizes goodwill attributable to the Company for the periods presented:

March 31,
2023
Ending balance, December 31, 2022	$6,948
Currency translation adjustment	152
Ending balance, March 31, 2023	$7,100

A summary of intangible assets by type is as follows:

March 31, 2023	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	5 years	$1,317	$(1,317)	$-
Technology	3 years	6,396	(6,396)	-
Customer relationships	6 years	17,308	(16,346)	962
Total		$25,021	$(24,059)	$962

The Company had $962 in Intangible assets, net, as of March 31, 2023. The Company recognized amortization expense of $708 for the three months ended March 31, 2023.

The expected amortization for each of the next five fiscal years is as follows:

2023	$962
2024	-
2025	-
2026	-
2027	-
Total future amortization expense	$962

Note 6. Other Current Assets

Other current assets consist of the following:

March 31,
2022
Deposits – short term	$9
Sales tax receivable	44
Total other current assets	$53

Note 7. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

March 31,
2023
Accrued liabilities	$2,412
Accrued sales taxes	218
VAT taxes payable	459
Total accrued expenses and other current liabilities	$3,089

Note 8. Related Party Transactions

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

The accompanying Combined Financial Statements are prepared on a stand-alone basis and are derived from CareerBuilder’s consolidated financial statements and accounting records.

Transactions between the Company and the Parent have been classified as related-party transactions. All related party transactions between the Company and Parent have been included in these Combined Financial Statements. On the Combined Balance sheet, all related party balances are presented net in the equity section of the Combined Financial Statements as there is not a history of settling these transactions using cash.

Corporate Overhead Allocations

CareerBuilder performed certain corporate functions, including executive support, facilities, finance, HR, legal, security, global IT, and other corporate functions on behalf of the Company. The expenses associated with these functions have been allocated based on direct usage or benefit where specifically identifiable, with the remainder allocated on a proportional cost allocation method based primarily on revenue or employee headcount, as applicable. Total expenses allocated for the three months ended March 31, 2023 were $1,848. These amounts include costs of $1,713 for the three months ended March 31, 2023, that were not historically allocated to the Company as part of CareerBuilder’s reporting process. The Company considers the expense methodology and resulting allocation to be reasonable for the period presented; however, the allocations may not be indicative of actual expenses that would have been incurred had the Company operated as an independent company for the period presented. Actual costs incurred had the Company been a stand-alone company would depend on several factors, including the chosen organizational structure and functions outsourced or performed by employees.

The following table summarizes corporate allocations from CareerBuilder included in the Combined Financial Statements for the three months ended March 31, 2023:

Three Months Ended March 31,
2023
Cost of revenue	$628
Product development	72
General and administrative	1,148
Total	$1,848

Cash Management

The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statement of Cash Flows as a financing activity and in the Combined Balance Sheet as Net parent investment. The Company historically has not regularly settled balances with CareerBuilder and the Company has funded its own operating and investing activities.

Related Party Sales

There were no operational sales to or from CareerBuilder for any of the periods presented.

Net Parent Investment

The net transfers to Parent for the three months ended March 31, 2023, was $1,326.

The accompanying Combined Statement of Changes in Equity and Combined Statement of Cash Flows are prepared in accordance with GAAP. As a result of carveout methodology as described in the Basis of Presentation, differences exist related to exchange rates and other noncash items between the Combined Statements of Changes in Equity and the Combined Statements of Cash Flows with regard to transfers to and from Parent.

The components of the net transfers to and from Parent as of March 31, 2023 are as follows:

Three Months Ended March 31,
2023
Related party transactions with Parent	$372
General financing activities	2,803

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

Corporate allocations	(1,848)
Income tax benefit	(1)
Total net transfers to Parent per Combined Statement of Changes in Equity	$1,326

Note 9. Retirement and Incentive Plans

The Company sponsors a defined-contribution retirement plan available to U.S.-based employees. Participants are fully vested after two years of service. Matching contributions are made by the Company once annually at the end of the year and are paid in the following year. The match expense was $25 for the three months ended March 31, 2023.

Post-Retirement Benefit Contributions to Government Agencies

The Company is required by laws of certain jurisdictions to deduct specific monthly payroll amounts to support post-retirement benefit programs sponsored by the relevant government agencies. As the ultimate obligation of these jurisdictional programs is maintained by the relevant government agencies, there is no additional liability recorded by the Company in connection with these plans.

Note 10. Commitments and Contingencies

Legal Matters

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. If the Company determines that it is probable that a loss has been incurred and the amount is reasonably estimable, the Company will record a liability. However, if the Company determines that a contingent loss is reasonably possible and the loss or range of loss can be estimated, the Company will disclose the possible loss in the Combined Financial Statements. Legal costs relating to loss contingencies are expensed as incurred. Although claims are inherently unpredictable, the Company is not currently aware of any matters that it expects to have a material adverse effect on the business, financial position, results of operations or cash flows. Accordingly, no material loss contingency has been recorded on the Combined Balance Sheet as of March 31, 2023.

Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scopes and terms to customers, investors, directors and officers with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from certain claims made by third parties. These indemnification provisions may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is indeterminable. The Company did not pay any material claims, nor was the Company sued in connection with these indemnification arrangements for the three months ended March 31, 2023. As of March 31, 2023, the Company has not accrued a liability for these indemnification arrangements because the likelihood of incurring a payment obligation, if any, in connection with these indemnification arrangements is neither probable nor reasonably estimable.

Note 11. Income Taxes

The provision or benefit from income taxes for interim periods is determined using an estimate of the Company’s annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter, the Company updates the estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company records a cumulative adjustment.

The Company’s effective tax rate for the three months ended March 31, 2023 was 24%. The difference between the effective tax rate and the U.S. federal statutory rate of 21% is primarily due to a valuation allowance established on the majority of the Company’s U.S. and foreign net deferred tax assets.

As of March 31, 2023, the Company continues to provide a valuation allowance against all U.S., France, and Australia deferred tax assets. The Company continues to evaluate the realizability of deferred tax assets and the related valuation allowance. If the Company’s assessment of the deferred tax assets or the corresponding valuation allowance were to change, the Company would record the related adjustment to income during the period in which the determination is made.

Broadbean Business

Notes to the Combined Condensed Financial Statements (Unaudited) (continued)

As of and for the three months ended March 31, 2023

(in thousands)

The Company and its subsidiaries file income tax returns in the U.S., various states, provinces, and foreign jurisdictions. The Company's federal, state, local, and most other foreign tax returns remain subject to examination for the year ended December 31, 2018 and all subsequent periods.

Note 12. Subsequent Events

On June 13, 2023, the Parent completed the sale of the Company to Veritone, Inc for $52,000 in cash. The final purchase price determination is subject to customary post-close adjustments. In connection with the sale, the Company has entered into a transition services agreement with the Parent under which the Company will continue to receive support services until similar services can be provided to the Company. Additionally, within this transition service agreement, the Company agreed to continue to provide the Parent with access to the Broadbean office in the UK.

Prior to the Parent’s sale of the Company, the Company issued dividends in the aggregate amount of $5,927 to Parent and paid such dividends in cash on March 6, 2023, May 31, 2023, and June 5, 2023.

These Combined Financial Statements are derived from the Consolidated Financial Statements of CareerBuilder. The Company has evaluated transactions or other events for consideration as recognized subsequent events in these Combined Financial Statements through August 22, 2023. Additionally, the Company has evaluated transactions and other events that occurred through August 22, 2023, the date these financial statements were available for issuance, for purposes of disclosure of unrecognized subsequent events.